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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



      We hereby consent to the incorporation by reference on Form S-8 and related prospectus of our report dated October 31, 1995, included in the Annual Report on Form 10-KSB of Unidigital Inc. for the year ended August 31, 1996.





BLICK ROTHENBERG
CHARTERED ACCOUNTANTS
REGISTERED AUDITOR
London, England
April 22, 1997